Exhibit 10.28

FIRST AMENDMENT TO

CLEANCORE SOLUTIONS, INC.
2022 EQUITY INCENTIVE PLAN

This First Amendment (this “Amendment”) to the CleanCore Solutions, Inc. 2022 Equity Incentive Plan (the “Plan”) is made as of the 3rd day of January, 2024 in accordance with resolutions adopted by the Board of Directors of CleanCore Solutions, Inc., a Nevada corporation (the “Company”), and approved by the requisite stockholders of the Company by written consent on January 3, 2024.

This Amendment amends the Plan as follows:

1.	The first sentence of Section 4.1 of the Plan is amended and restated in its entirety to read as follows:

“Subject to adjustment in accordance with Section 11, a total of 3,240,000 shares of Class B Common Stock shall be available for the grant of Awards under the Plan. In addition, the number of shares of Class B Common Stock available for issuance under the Plan will automatically increase on January 1 of each calendar year during the term of the Plan by an amount equal to five percent (5%) of the total number of shares of Class B Common Stock issued and outstanding on December 31 of the immediately preceding calendar year. Shares of Class B Common Stock granted in connection with all Awards under the Plan shall be counted against this limit as one (1) share of Class B Common Stock for every one (1) share of Class B Common Stock granted in connection with such Award. During the terms of the Awards, the Company shall keep available at all times the number of shares of Class B Common Stock required to satisfy such Awards. Notwithstanding the foregoing, the maximum aggregate number of shares that may be issued as Incentive Stock Options is equal to the maximum number of shares available for issuance under the Plan without taking into account any automatic increases in the share reserve according to this Section 4.1.

IN WITNESS WHEREOF, the undersigned has caused this First Amendment to be executed as of the date set forth above.

CLEANCORE SOLUTIONS, INC.

By:	/s/ Matthew Atkinson
Matthew Atkinson, Chief Executive Officer